EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-68376, 33-99852, 333-4160, 333-32033, and 333-53495) and in the Registration Statements
on Form S-8 (Nos. 33-68354, 333-27827, and 333-62653) of Industrial Holdings,
Inc. of our report dated March 5, 1997 appearing on Page F-4 of this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Houston, Texas
March 30, 1999